SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2004

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02	Results of Operations and Financial Condition
Item 9.01	Financial Statements and Exhibits
SIGNATURES

EXHIBIT 99

ITEM 2.02.      Results of Operations and Financial Condition

On November 3, 2004, Coherent, Inc. (“Coherent”) issued a press release regarding its financial results for quarter and year ended October 2, 2004.  A copy of the press release is furnished as Exhibit 99 to this report.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, Coherent uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain income or expenses.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain income or expenses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

ITEM 9.01.      Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release of Coherent, Inc. issued on November 3, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004

COHERENT, INC.

	By:	/s/ Helene Simonet
Helene Simonet
Executive Vice President and
Chief Financial Officer